Exhibit 10.1

AMENDED SCHEDULE OF EXECUTIVE VICE PRESIDENTS WHO HAVE EXECUTED AN EXECUTIVE VICE PRESIDENT EMPLOYMENT AGREEMENT IN THE FORM FILED AS EXHIBIT 99 TO DOLLAR GENERAL CORPORATION’S CURRENT REPORT ON FORM 8-K DATED APRIL 5, 2018, FILED WITH THE SEC ON APRIL 11, 2018 (this “Amended Schedule”)

This Amended Schedule amends the Schedule of Executive Vice Presidents who have executed the Executive Vice President Employment Agreement that followed the form of Executive Vice President Employment Agreement originally filed by Dollar General Corporation as Exhibit 99 to its Current Report on Form 8-K dated April 5, 2018, filed with the SEC on April 11, 2018.  This Amended Schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purposes of setting forth the material details in which the specific agreements executed in the form of Executive Vice President Employment Agreement differ from the form, in particular to set forth the Executive Vice Presidents who, with Dollar General Corporation, were parties to Executive Vice President Employment Agreements in such form as of November 2, 2018.

Name of Executive Vice President	Title	Base Salary	Effective Date	Date of Execution
John W. Garratt	Executive Vice President and Chief Financial Officer	$ 725,000.00	April 1, 2018	April 6, 2018
Michael J. Kindy	Executive Vice President, Gobal Supply Chain	$ 425,000.00	August 28, 2018	August 29, 2018
Jeffery C. Owen	Executive Vice President, Store Operations	$ 656,510.00	April 1, 2018	April 5, 2018
Robert D. Ravener	Executive Vice President and Chief People Officer	$ 582,288.00	April 1, 2018	April 5, 2018
Jason S. Reiser	Executive Vice President and Chief Merchandising Officer	$ 667,355.00	April 1, 2018	April 6, 2018
Rhonda M. Taylor	Executive Vice President and General Counsel	$ 571,673.00	April 1, 2018	April 5, 2018
Carman R. Wenkoff	Executive Vice President and Chief Information Officer	$ 492,816.00	April 1, 2018	April 5, 2018